UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 10, 2018

NLIGHT, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38462	91-2066376
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5408 Northeast 88th Street, Building E

Vancouver, Washington 98665

(Address of principal executive offices) (Zip Code)

(360) 566-4460

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01      Entry into a Material Definitive Agreement.

On May 10, 2018, nLIGHT, Inc. (“nLIGHT”) entered into an extension of the North Park Industrial Center Business Park Lease Agreement (the “Lease Extension”), originally entered into on May 21, 2013 with Aspen Hinton, LLC and later assigned to Mittleman North Park, LLC, for the lease of approximately 26,350 square feet of office space and production facility in Vancouver, Washington.

The term of the Lease Extension starts on August 1, 2018 and is schedule to end on July 31, 2025 (the “Lease Extension Term”). Upon the expiration of the Lease Extension Term, nLIGHT has the option to renew for an additional five (5) years. The Lease Extension provides for monthly base rent amounts ranging from $20,598 to $24,595 plus certain operating expenses and property taxes.

The foregoing terms of the Lease Extension is a summary, is not complete, and is qualified in its entirety by the terms and conditions of the actual Lease Extension, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion contained in “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	First Amendment to Business Park Lease, dated May 10, 2018, by and between nLIGHT, Inc. and Mittleman North Park, LLC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

NLIGHT, INC.

Dated: May 11, 2018	By:	/s/ Ran Bareket
Ran Bareket
Chief Financial Officer

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